EXHIBIT 99.1

PRESS RELEASE OF NORTHWEST BANCSHARES, INC.

EARNINGS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William J. Wagner, President and Chief Executive Officer (814) 726-2140
William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726-2140

Northwest Bancshares, Inc. Announces First Quarter 2015 Earnings and Quarterly Dividend

Warren, Pennsylvania — April 20, 2015

Northwest Bancshares, Inc. (NasdaqGS: NWBI) announced net income for the quarter ended March 31, 2015 of $16.2 million, or $0.18 per diluted share. This represents an increase of $1.6 million, or 10.7%, compared to the same quarter last year when net income was $14.6 million, or $0.16 per diluted share.  The annualized returns on average shareholders’ equity and average assets for the quarter ended March 31, 2015 were 6.17% and 0.83% compared to 5.15% and 0.75% for the same quarter last year.

The Company also announced that its Board of Directors declared a quarterly cash dividend of $0.14 per share payable on May 14, 2015, to shareholders of record as of April 30, 2015.  This represents the 82nd consecutive quarter in which the Company has paid a cash dividend.

In making this announcement, William J. Wagner, President and CEO, noted, “The first quarter of 2015 was highlighted by solid loan growth of $75 million, further improvement in asset quality and continued consistency in our interest rate spread and margin. We also continued to demonstrate success in increasing checking and fee-based products while controlling operating costs through enhanced efficiency. The management of capital remains a focal point, and we were pleased this quarter to utilize excess capital by paying an attractive regular dividend and repurchasing 318,000 of our shares at an average share price of $11.92.”

Net interest income increased by $732,000, or 1.2%, to $61.6 million for the quarter ended March 31, 2015, from $60.8 million for the quarter ended March 31, 2014. This increase was due primarily to an increase in interest income on loans receivable of $1.4 million and a decrease in interest paid on deposit accounts of $724,000.  Partially offsetting these factors was a decrease in interest received on investment securities of $901,000 and an increase in interest paid on borrowed funds of $419,000.  The favorable changes from the previous year were due primarily to loan growth of more than $200.0 million and continued success in increasing low-cost deposits.

The provision for loan losses decreased by $6.6 million, or 88.0%, to $900,000 for the quarter ended March 31, 2015, from $7.5 million for the quarter ended March 31, 2014. The minimal provision for loan losses reflects continued improvements in asset quality as loans 90 days or more delinquent decreased $18.5 million, or 36.0%, compared to a year ago while total nonaccrual loans decreased $35.8 million, or 32.8%.

Noninterest income decreased by $3.7 million, or 18.5%, to $16.0 million for the quarter ended March 31, 2015, from $19.7 million for the quarter ended March 31, 2014.  This decrease is due primarily to decreases in gain on sale of investments of $3.3 million and an increase in loss on real estate owned of $911,000. The prior year gain on sale of investments resulted from the sale of $6.1 million of bank stocks while the loss on real estate owned was due primarily to the write-down of one commercial property. Partially offsetting these factors was an increase in other operating income of $788,000, due primarily to a special dividend of $1.0 million from the Federal Home Loan Bank of Pittsburgh.

Noninterest expense increased by $548,000, or 1.0%, to $53.7 million for the quarter ended March 31, 2015, from $53.2 million for the quarter ended March 31, 2014. Processing expenses increased by $616,000 due primarily to amortization of software upgrades made during the past two years. Marketing expenses increased by $339,000 due primarily to the timing of various campaign costs. Additionally, expenses totaling $347,000 were incurred during the quarter ended March 31, 2015 which related to the proposed acquisition of LNB Bancorp, Inc.

On December 15, 2014, the Company announced that it had entered into a definitive merger agreement to acquire LNB Bancorp, Inc. and its wholly-owned subsidiary, Lorain National Bank which operates 20 community banking offices in northeast Ohio and, as of December 31, 2014, had assets of approximately $1.2 billion.  The acquisition is expected to close during the third quarter of 2015.

Headquartered in Warren, Pennsylvania, Northwest Bancshares, Inc. is the holding company of Northwest Savings Bank.  Founded in 1896, Northwest Savings Bank is a full-service financial institution offering a complete line of business and personal banking products, employee benefits and wealth management services, as well as the fulfillment of business and personal insurance needs. Northwest operates 161 community banking offices in Pennsylvania, New York, Ohio and Maryland and 51 consumer finance offices in Pennsylvania through its subsidiary, Northwest Consumer Discount Company.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”). Additional information regarding Northwest Bancshares, Inc. and Northwest Bank can be accessed on-line at www.northwestsavingsbank.com.

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Forward-Looking Statements - This release may contain forward-looking statements with respect to the financial condition and results of operations of Northwest Bancshares, Inc. including, without limitations, statements relating to the earnings outlook of the Company. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, include among others, the following possibilities: (1) changes in the interest rate environment; (2) competitive pressure among financial services companies; (3) general economic conditions including an increase in non-performing loans; (4) changes in legislation or regulatory requirements; (5) difficulties in continuing to improve operating efficiencies; (6) difficulties in the integration of acquired businesses; and (7) increased risk associated with commercial real-estate and business loans.  Management has no obligation to revise or update these forward-looking statements to reflect events or circumstances that arise after the date of this release.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of LNB Bancorp, Inc. on March 9, 2015 the Company filed a Registration Statement on Form S-4 with the SEC that includes a preliminary Proxy Statement of LNB Bancorp, Inc. and a preliminary Prospectus of Northwest Bancshares, as well as other relevant documents concerning the proposed transaction. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. SHAREHOLDERS OF LNB BANCORP ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about Northwest Bancshares and LNB Bancorp, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Northwest Bancshares at www.northwestsavingsbank.com under the heading “Investor Relations” and then under “SEC Filings” or from LNB Bancorp by accessing LNB Bancorp’s website at www.4lnb.com under the heading “Investor Relations” and then under “SEC Filings.” Copies of the Proxy Statement/Prospectus can also be obtained, free of charge, by directing a request to Northwest Bancshares, Inc., 100 Liberty Street, Warren, Pennsylvania 16365, Attention: Investor Relations, Telephone: (814) 726-2140 or to LNB Bancorp, Inc., 457 Broadway, Lorain, Ohio 44052, Attention: Investor Relations, Telephone: (440) 244-7317.

LNB Bancorp and Northwest Bancshares and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of LNB Bancorp in connection with the proposed merger. Information about the directors and executive officers of LNB Bancorp and their ownership of LNB Bancorp common stock is set forth in the proxy statement for LNB Bancorp’s 2014 annual meeting of shareholders, as filed with the SEC on Schedule 14A on March 11, 2014. Information about the directors and executive officers of Northwest Bancshares is set forth in the proxy statement for Northwest Bancshares’ 2015 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 4, 2015.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger. Free copies of this document may be obtained as described in the preceding paragraph.

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Financial Condition

(Dollars in thousands, except per share amounts)

	March 31,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$83,970	87,401
Interest-earning deposits in other financial institutions	212,496	152,671
Federal funds sold and other short-term investments	635	634
Marketable securities available-for-sale (amortized cost of $906,028 and $906,702)	916,423	912,371
Marketable securities held-to-maturity (fair value of $92,989 and $106,292)	90,825	103,695
Total cash, interest-earning deposits and marketable securities	1,304,349	1,256,772

Residential mortgage loans	2,543,870	2,521,456
Home equity loans	1,055,739	1,066,131
Other consumer loans	239,956	242,744
Commercial real estate loans	1,856,574	1,801,184
Commercial loans	368,725	358,376
Total loans receivable	6,064,864	5,989,891
Allowance for loan losses	(67,298)	(67,518)
Loans receivable, net	5,997,566	5,922,373

Federal Home Loan Bank stock, at cost	36,292	33,293
Accrued interest receivable	19,753	18,623
Real estate owned, net	15,346	16,759
Premises and Equipment, net	142,481	143,909
Bank owned life insurance	145,275	144,362
Goodwill	175,498	175,323
Other intangible assets	3,027	3,033
Other assets	50,772	60,586
Total assets	$7,890,359	7,775,033

Liabilities and Shareholders’ equity
Liabilities
Noninterest-bearing demand deposits	$944,937	891,248
Interest-bearing demand deposits	898,945	874,623
Money market deposit accounts	1,151,971	1,179,070
Savings deposits	1,257,446	1,209,287
Time deposits	1,428,768	1,478,314
Total deposits	5,682,067	5,632,542
Borrowed funds	943,842	888,109
Advances by borrowers for taxes and insurance	34,998	30,507
Accrued interest payable	1,336	936
Other liabilities	57,506	57,198
Junior subordinated debentures	103,094	103,094
Total liabilities	6,822,843	6,712,386

Shareholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value: 500,000,000 shares authorized, 94,553,350 shares and 94,721,453 shares issued and outstanding, respectively	946	947
Paid-in-capital	624,584	626,134
Retained earnings	484,774	481,577
Unallocated common stock of Employee Stock Ownership Plan	(21,565)	(21,641)
Accumulated other comprehensive loss	(21,223)	(24,370)
Total shareholders’ equity	1,067,516	1,062,647
Total liabilities and shareholders’ equity	$7,890,359	7,775,033

Equity to assets	13.53%	13.67%
Tangible common equity to assets	11.53%	11.64%
Book value per share	$11.29	11.22
Tangible book value per share	$9.40	9.34
Closing market price per share	$11.85	12.53
Full time equivalent employees	2,041	2,042
Number of banking offices	161	162

Northwest Bancshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Dollars in thousands, except per share amounts)

	Quarter ended
	March 31,		December 31,
	2015	2014	2014
Interest income:
Loans receivable	$70,711	69,322	71,182
Mortgage-backed securities	2,234	2,793	2,357
Taxable investment securities	1,045	1,080	1,032
Tax-free investment securities	1,348	1,655	1,467
Interest-earning deposits	139	200	164
Total interest income	75,477	75,050	76,202

Interest expense:
Deposits	5,766	6,490	6,106
Borrowed funds	8,133	7,714	7,876
Total interest expense	13,899	14,204	13,982

Net interest income	61,578	60,846	62,220
Provision for loan losses	900	7,485	1,078
Net interest income after provision for loan losses	60,678	53,361	61,142

Noninterest income:
Gain on sale of investments	95	3,348	381
Service charges and fees	8,659	8,408	9,268
Trust and other financial services income	2,776	3,047	3,291
Insurance commission income	2,428	2,564	2,181
Loss on real estate owned, net	(1,046)	(135)	(30)
Income from bank owned life insurance	913	1,001	1,057
Mortgage banking income	240	249	269
Other operating income	1,963	1,175	1,188
Total noninterest income	16,028	19,657	17,605

Noninterest expense:
Compensation and employee benefits	27,895	27,972	31,405
Premises and occupancy costs	6,267	6,557	5,516
Office operations	3,680	3,757	3,677
Processing expenses	7,205	6,589	6,720
Marketing expenses	1,976	1,637	1,434
Federal deposit insurance premiums	1,347	1,297	1,316
Professional services	1,792	2,062	1,970
Amortization of intangible assets	268	331	331
Real estate owned expense	692	639	406
Acquisition expense	347	—	394
Other expense	2,242	2,322	2,043
Total noninterest expense	53,711	53,163	55,212

Income before income taxes	22,995	19,855	23,535
Income tax expense	6,825	5,244	6,190

Net income	$16,170	14,611	17,345

Basic earnings per share	$0.18	0.16	0.19

Diluted earnings per share	$0.18	0.16	0.19

Annualized return on average equity	6.17%	5.15%	6.42%
Annualized return on average assets	0.83%	0.75%	0.88%

Basic common shares outstanding	91,634,064	91,154,998	91,741,487
Diluted common shares outstanding	91,902,071	92,353,312	92,103,069

Northwest Bancshares, Inc. and Subsidiaries

Asset quality

(Dollars in thousands)

	March 31, 2015	December 31, 2014	March 31, 2014	December 31, 2013
Nonaccrual loans current:
Residential mortgage loans	$1,322	1,169	1,064	1,361
Home equity loans	1,910	1,527	1,771	835
Other consumer loans	114	88	136	98
Commercial real estate loans	18,465	23,703	26,564	17,866
Commercial loans	9,429	5,917	19,603	13,357
Total nonaccrual loans current	$31,240	32,404	49,138	33,517

Nonaccrual loans delinquent 30 days to 59 days:
Residential mortgage loans	$951	1,545	741	427
Home equity loans	380	712	155	404
Other consumer loans	92	48	36	15
Commercial real estate loans	3,907	1,128	4,118	3,468
Commercial loans	144	9	5	7,650
Total nonaccrual loans delinquent 30 days to 59 days	$5,474	3,442	5,055	11,964

Nonaccrual loans delinquent 60 days to 89 days:
Residential mortgage loans	$1,892	784	1,914	864
Home equity loans	507	724	485	280
Other consumer loans	129	234	99	87
Commercial real estate loans	1,045	763	902	2,036
Commercial loans	107	131	95	716
Total nonaccrual loans delinquent 60 days to 89 days	$3,680	2,636	3,495	3,983

Nonaccrual loans delinquent 90 days or more:
Residential mortgage loans	$15,068	17,696	20,564	24,625
Home equity loans	5,646	6,606	8,420	8,344
Other consumer loans	2,045	2,450	1,818	2,057
Commercial real estate loans	8,233	10,215	16,098	18,433
Commercial loans	1,921	4,359	4,494	4,298
Total nonaccrual loans delinquent 90 days or more	$32,913	41,326	51,394	57,757

Total nonaccrual loans	$73,307	79,808	109,082	107,221

	March 31,	December 31,	March 31,	December 31,
	2015	2014	2014	2013
Nonaccrual loans	$73,307	79,808	109,082	107,221
Loans 90 days past maturity and still accruing	310	235	709	690
Nonperforming loans	73,617	80,043	109,791	107,911
Real estate owned, net	15,346	16,759	16,692	18,203
Nonperforming assets	$88,963	96,802	126,483	126,114

Nonaccrual troubled debt restructuring *	$19,843	24,459	34,268	28,889
Accruing troubled debt restructuring	40,802	37,329	40,243	50,277
Total troubled debt restructuring	$60,645	61,788	74,511	79,166

Nonperforming loans to total loans	1.21%	1.34%	1.88%	1.86%

Nonperforming assets to total assets	1.13%	1.25%	1.59%	1.60%

Allowance for loan losses to total loans	1.11%	1.13%	1.30%	1.23%

Allowance for loan losses to nonperforming loans	91.42%	84.35%	69.44%	66.12%

* Amounts included in nonperforming loans above.

Northwest Bancshares, Inc. and Subsidiaries

Delinquency

(Dollars in thousands)

Loan delinquency schedule

(Number of loans and dollar amount of loans)

	March 31,			December 31,			March 31,			December 31,
	2015		*	2014		*	2014		*	2013		*
Loans delinquent 30 days to 59 days:
Residential mortgage loans	336	$25,586	1.0%	377	$27,443	1.1%	352	$26,874	1.1%	374	$27,486	1.1%
Home equity loans	128	3,737	0.4%	161	5,752	0.5%	172	5,449	0.5%	213	6,946	0.6%
Consumer loans	912	4,374	1.8%	1,193	5,572	2.3%	749	3,412	1.5%	1,010	4,515	2.0%
Commercial real estate loans	50	5,497	0.3%	56	4,956	0.3%	84	26,518	1.6%	73	8,449	0.5%
Commercial loans	36	1,480	0.4%	26	2,262	0.6%	41	1,375	0.3%	34	9,243	2.3%
Total loans delinquent 30 days to 59 days	1,462	$40,674	0.7%	1,813	$45,985	0.8%	1,398	$63,628	1.1%	1,704	$56,639	1.0%

Loans delinquent 60 days to 89 days:
Residential mortgage loans	40	$3,397	0.1%	100	$6,970	0.3%	46	$3,674	0.1%	103	$7,568	0.3%
Home equity loans	34	1,404	0.1%	49	1,672	0.2%	42	1,437	0.1%	67	2,243	0.2%
Consumer loans	352	1,515	0.6%	525	2,435	1.0%	330	1,289	0.6%	507	1,866	0.8%
Commercial real estate loans	21	2,351	0.1%	21	2,038	0.1%	33	2,570	0.2%	35	3,968	0.2%
Commercial loans	5	136	0.0%	4	209	0.1%	9	473	0.1%	16	1,555	0.4%
Total loans delinquent 60 days to 89 days	452	$8,803	0.1%	699	$13,324	0.2%	460	$9,443	0.2%	728	$17,200	0.3%

Loans delinquent 90 days or more:
Residential mortgage loans	193	$15,068	0.6%	225	$17,696	0.7%	236	$20,564	0.8%	273	$24,625	1.0%
Home equity loans	123	5,646	0.5%	139	6,606	0.6%	176	8,420	0.8%	171	8,344	0.8%
Consumer loans	440	2,045	0.9%	539	2,450	1.0%	391	1,818	0.8%	470	2,057	0.9%
Commercial real estate loans	84	8,233	0.4%	102	10,215	0.6%	116	16,098	1.0%	124	18,433	1.1%
Commercial loans	16	1,921	0.5%	25	4,359	1.2%	33	4,494	1.1%	31	4,298	1.1%
Total loans delinquent 90 days or more	856	$32,913	0.5%	1,030	$41,326	0.7%	952	$51,394	0.9%	1,069	$57,757	1.0%

Total loans delinquent	2,770	$82,390	1.4%	3,542	$100,635	1.7%	2,810	$124,465	2.1%	3,501	$131,596	2.3%

* - Represents delinquency, in dollars, divided by the respective total amount of that type of loan outstanding.

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of March 31, 2015

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,531,595	—	10,851	—	1,424	2,543,870
Home equity loans	1,050,092	—	5,647	—	—	1,055,739
Other consumer loans	238,381	—	1,575	—	—	239,956
Total Personal Banking	3,820,068	—	18,073	—	1,424	3,839,565

Business Banking:
Commercial real estate loans	1,671,331	43,874	141,369	—	—	1,856,574
Commercial loans	305,632	22,651	31,243	9,199	—	368,725
Total Business Banking	1,976,963	66,525	172,612	9,199	—	2,225,299

	$5,797,031	66,525	190,685	9,199	1,424	6,064,864

Northwest Bancshares, Inc. and Subsidiaries

Loans by credit quality indicators as of December 31, 2014

(Dollars in thousands)

						Recorded
						investment
		Special				in loans
	Pass	mention	Substandard	Doubtful	Loss	receivable
Personal Banking:
Residential mortgage loans	$2,507,269	—	12,763	—	1,424	2,521,456
Home equity loans	1,059,525	—	6,606	—	—	1,066,131
Other consumer loans	240,947	—	1,797	—	—	242,744
Total Personal Banking	3,807,741	—	21,166	—	1,424	3,830,331

Business Banking:
Commercial real estate loans	1,618,269	36,908	145,502	505	—	1,801,184
Commercial loans	286,234	23,690	46,280	2,172	—	358,376
Total Business Banking	1,904,503	60,598	191,782	2,677	—	2,159,560

	$5,712,244	60,598	212,948	2,677	1,424	5,989,891

Northwest Bancshares, Inc. and Subsidiaries

Allowance for loan losses

(Dollars in thousands)

	Quarter ended		Year ended
	March 31,		December 31,
	2015	2014	2014	2013
Allowance for loan losses
Beginning balance	$67,518	71,348	71,348	73,219
Provision	900	7,485	20,314	18,519
Charge-offs residential mortgage	(335)	(459)	(2,181)	(2,501)
Charge-offs home equity	(342)	(372)	(1,783)	(2,239)
Charge-offs other consumer	(1,940)	(1,716)	(6,423)	(6,055)
Charge-offs commercial real estate	(1,113)	(932)	(8,422)	(10,042)
Charge-offs commercial	(724)	(770)	(11,936)	(5,007)
Recoveries	3,334	1,650	6,601	5,454
Ending balance	$67,298	76,234	67,518	71,348

Net charge-offs to average loans, annualized	0.07%	0.18%	0.41%	0.36%

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended March 31,
	2015				2014
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$6,019,250		71,182	4.80%	$5,823,527		69,865	4.87%
Mortgage-backed securities (c)	506,778		2,234	1.76%	621,146		2,793	1.80%
Investment securities (c) (d)	486,078		3,119	2.57%	507,354		3,627	2.86%
FHLB stock (h)	36,139		363	4.07%	43,715		275	2.55%
Other interest-earning deposits	246,296		139	0.23%	351,615		200	0.23%

Total interest-earning assets	7,294,541		77,037	4.28%	7,347,357		76,760	4.23%

Noninterest earning assets (e)	595,425				583,122

Total assets	$7,889,966				$7,930,479

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,231,745		813	0.27%	$1,208,349		804	0.27%
Interest-bearing demand deposits	878,230		131	0.06%	851,723		139	0.07%
Money market deposit accounts	1,165,159		765	0.27%	1,173,957		782	0.27%
Time deposits	1,452,476		4,057	1.13%	1,642,224		4,765	1.18%
Borrowed funds (f)	960,812		6,975	2.94%	881,187		6,557	3.02%
Junior subordinated debentures	103,094		1,158	4.49%	103,094		1,157	4.49%

Total interest-bearing liabilities	5,791,516		13,899	0.97%	5,860,534		14,204	0.98%

Noninterest-bearing demand deposits	914,025				815,117
Noninterest bearing liabilities	121,121				105,027

Total liabilities	6,826,662				6,780,678

Shareholders’ equity	1,063,304				1,149,801

Total liabilities and shareholders’ equity	$7,889,966				$7,930,479

Net interest income/ Interest rate spread			63,138	3.31%			62,556	3.25%

Net interest-earning assets/ Net interest margin	$1,503,025			3.51%	$1,486,823			3.45%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.25	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.76% and 4.83%, respectively, Investment securities - 1.97% and 2.16%, respectively, Interest-earning assets - 4.21% and 4.15%, respectively. GAAP basis net interest rate spreads were 3.24% and 3.17%, respectively, and GAAP basis net interest margins were 3.44% and 3.37%, respectively.

(h) Excludes a $1.0 million special dividend paid in February 2015.

Northwest Bancshares, Inc. and Subsidiaries

Average balance sheet

(Dollars in thousands)

The following table sets forth certain information relating to the Company’s average balance sheet and reflects the average yield on assets and average cost of liabilities for the periods indicated.  Such yields and costs are derived by dividing income or expense by the average balance of assets or liabilities, respectively, for the periods presented.  Average balances are calculated using daily averages.

	Quarter ended				Quarter ended
	March 31, 2015				December 31, 2014
				Avg.				Avg.
	Average			Yield/	Average			Yield/
	Balance		Interest	Cost (g)	Balance		Interest	Cost (g)
Assets:
Interest-earning assets:
Loans receivable (a) (b) (d)	$6,019,250		71,182	4.80%	$5,961,303		71,669	4.77%
Mortgage-backed securities (c)	506,778		2,234	1.76%	536,990		2,357	1.76%
Investment securities (c) (d)	486,078		3,119	2.57%	495,554		3,289	2.65%
FHLB stock (h)	36,139		363	4.07%	36,315		383	4.22%
Other interest-earning deposits	246,296		139	0.23%	251,229		164	0.26%

Total interest-earning assets	7,294,541		77,037	4.28%	7,281,391		77,862	4.28%

Noninterest earning assets (e)	595,425				546,946

Total assets	$7,889,966				$7,828,337

Liabilities and shareholders’ equity:
Interest-bearing liabilities:
Savings deposits	$1,231,745		813	0.27%	$1,209,117		828	0.27%
Interest-bearing demand deposits	878,230		131	0.06%	884,542		147	0.07%
Money market deposit accounts	1,165,159		765	0.27%	1,182,041		797	0.27%
Time deposits	1,452,476		4,057	1.13%	1,506,526		4,334	1.14%
Borrowed funds (f)	960,812		6,975	2.94%	894,509		6,694	2.97%
Junior subordinated debentures	103,094		1,158	4.49%	103,094		1,182	4.49%

Total interest-bearing liabilities	5,791,516		13,899	0.97%	5,779,829		13,982	0.96%

Noninterest-bearing demand deposits	914,025				897,082
Noninterest bearing liabilities	121,121				79,850

Total liabilities	6,826,662				6,756,761

Shareholders’ equity	1,063,304				1,071,576

Total liabilities and shareholders’ equity	$7,889,966				$7,828,337

Net interest income/ Interest rate spread			63,138	3.31%			63,880	3.32%

Net interest-earning assets/ Net interest margin	$1,503,025			3.51%	$1,501,562			3.51%

Ratio of interest-earning assets to interest-bearing liabilities	1.26	X			1.26	X

(a) Average gross loans receivable includes loans held as available-for-sale and loans placed on nonaccrual status.

(b) Interest income includes accretion/ amortization of deferred loan fees/ expenses, which was not material.

(c) Average balances do not include the effect of unrealized gains or losses on securities held as available-for-sale.

(d) Interest income on tax-free investment securities and tax-free loans are presented on a fully taxable equivalent basis.

(e) Average balances include the effect of unrealized gains or losses on securities held as available-for-sale.

(f) Average balances include FHLB borrowings and collateralized borrowings.

(g) Shown on a FTE basis. GAAP basis yields for the periods indicated were: Loans - 4.76% and 4.74%, respectively, Investment securities -1.97% and 2.02%, respectively, Interest-earning assets - 4.21% and 4.21%, respectively. GAAP basis net interest rate spreads were 3.24% and 3.25%, respectively, and GAAP basis net interest margins were 3.44% and 3.44%, respectively.

(h) Excludes a $1.0 million special dividend paid in February 2015.